Exhibit 23.2



                                     CONSENT

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1995, except for Note B which is as of February 24, 1995, appearing on page 21 of WHX Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 1994. We also consent to the references to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
Pittsburgh, PA

  December 8, 1995


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